SCHEDULE 14A
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                            SCHEDULE 14A INFORMATION

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                        Massachusetts Fincorp, Inc.
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              (Name of Registrant as Specified in Its Charter)


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                         MASSACHUSETTS FINCORP, INC.
                              70 Quincy Avenue
                         Quincy, Massachusetts 02169
                               (617) 825-5555

                                                             March 28, 2000

Fellow Shareholders:

You may have recently received a letter from an activist outsider group, which claims to represent the interest of "all stockholders." The Jaindl group makes a number of statements about management and bank performance. THE OUTSIDER GROUP SEEMS TO BELIEVE THAT OUR SHAREHOLDERS ARE UNSOPHISTICATED AND UNINTELLIGENT, AND THAT YOU CANNOT SEE WHEN YOU ARE BEING GIVEN HALF-TRUTHS TO TRY AND LEAD YOU TO INACCURATE CONCLUSIONS. Once again, we are being forced to spend valuable resources to correct misleading and inaccurate statements. We are confident, however, that if we give you the information that the outsider group chose to exclude, you will reach a reasonable conclusion.

YOU BE THE JUDGE

EARNINGS
The Jaindls are well aware that the increase in market interest rates which occurred in 1999 had a negative impact on all companies whose core business involves the origination and sale of mortgage loans. We pointed out this issue in our annual report. They are aware that virtually all recently converted companies will have return on equity ratios that don't compare favorably with mature public companies that have had time to prudently and profitably invest their capital.

STOCK PRICE
Once again, the outsider group has compared Massachusetts Fincorp, Inc. to all publicly traded thrifts in Massachusetts, regardless of size and knowing that the group is composed of banks which have had time to prudently invest their capital.

HERE ARE THE NUMBERS THEY DIDN'T SHOW YOU.

Massachusetts Fincorp Inc                           $111.11
SNL New England Thrift Index                         $87.67
SNL BIF Insured Thrift Index                         $78.74
SNL Thrift Index                                     $85.17
SNL All Bank & Thrift Index                          $96.14

(Source: SNL Securities, Charlottesville, VA)

Even if you use indices which include large thrifts and thrifts which have been give time to execute their growth strategy, the above graph shows the value of $100 invested on 12/23/98 in Massachusetts Fincorp as of 12/31/99 compared to a number of common indices. Massachusetts Fincorp outperformed all of the indices shown.

The Company's stock price as a percentage of book value per share was 69.3% as of March 22nd compared to 69.2% for all publicly traded thrifts in Massachusetts that are traded on the Pink Sheets, the trading market for all smaller companies such as Massachusetts Fincorp, Inc.

LOAN GROWTH
During the 12 months ending September 30, 1999, the last period for which regulatory information is readily available for comparative data from the FDIC, the Company grew loans by a total of 30.62%, compared to 10.64% for all publicly traded thrifts in Massachusetts, and 10.42% for all publicly traded thrifts in New England. This contributed to a growth in total assets of 38.6% for the same period.

Massachusetts Fincorp, Inc.                 30.62
Massachusetts Median                        10.64
New England Median                          10.42

MISLEADING STATEMENTS
The outsider group continues to mislead the shareholders by the comments in their most recent statement, "$2,200,000 for New Executive Offices." In his visit to the Bank, Mr. Green clearly explained to Mr. Jaindl that the new building, which was described in the public offering documentation before the Jaindls bought their stock, would house the new headquarters, a new branch, and that 3,700 square feet, (more than 25% of the building) would be leased out. In fact, the bank has realized additional savings of reduced rents and other occupancy costs of over $65,000 because of the centralized location and additional space. When those costs are subtracted from the net income impact of the new building, the net remaining cost equates to a cost per square foot for a new branch of less than $26.00, which is a market rate in the Quincy area. AND WE GOT A NEW HEADQUARTERS AND ADDITIONAL SPACE EFFECTIVELY FOR FREE!

The outsider group claimed in a mailing to all registered stockholders that the company failed "to properly disclose payments to board members" relative to legal costs associated with the new building. By its very assertion, the claim infers either wrongdoing or mismanagement. In fact, the payment of fees was so minor that the SEC regulations do not require any disclosure. They have also publicly admitted that such statement was incorrect, and we were not required to disclose such information.

THEIR GOALS ARE CLEAR

Through their own statements, the outsider group has expressed their highest priority.

THE OUTSIDER GROUP WANTS TO SELL THE BANK.

DON'T BE MISLED. DON'T SELL THE FUTURE OF YOUR COMPANY SHORT BY VOTING FOR MESSRS. JAINDL, BUCK AND SCHANTZ. DO NOT RETURN ANY WHITE PROXY CARD YOU RECEIVE.

VOTE FOR YOUR BOARD'S NOMINEES BY COMPLETING AND RETURNING THE ENCLOSED BLUE PROXY CARD TODAY EVEN IF YOU HAVE ALREADY RETURNED ANOTHER CARD PREVIOUSLY!

Sincerely,

/s/ Paul C. Green                      /s/ John P. O'Hearn, Jr.
-----------------------------------    ------------------------------------
Paul C. Green                          John P. O'Hearn, Jr., Director
Chairman of the Board, President
and CEO

/s/ John R. Byrne                      /s/ Robert H. Quinn, Director
-----------------------------------    ------------------------------------
John R. Byrne, Director                Robert H. Quinn, Director

/s/ Richard F. Cahill                  /s/ John J. Sousa, Jr., Director
-----------------------------------    ------------------------------------
Richard F. Cahill, Director            John J. Sousa, Jr., Director

/s/ W. Craig Dolan                     /s/ Joseph W. Sullivan, Director
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W. Craig Dolan, Director               Joseph W. Sullivan, Director

/s/ John E. Hurley, Jr.                /s/ Diane Valle
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John E. Hurley, Jr., Director          Diane Valle, Director

/s/ Robert E. McGovern
-----------------------------------
Robert E. McGovern, Director


                                  Important

If you own shares in the name of a bank, broker or other nominee, please contact the person responsible for your account and direct them to vote 'FOR' your Board's nominees on the BLUE proxy card.

If you have any questions on how to vote your shares, please call our proxy solicitor, Regan & Associates, Inc. at 1-800-737-3426 or call the Bank at
(617) 825-5555 and ask the operator to transfer you to your local branch manager.